Exhibit (g)(2)

CNI CHARTER FUNDS
FIRST AMENDMENT TO THE
CUSTODY AGREEMENT

           THIS FIRST AMENDMENT, effective as of the 1st day of January, 2012, to the  Custody Agreement dated as of August 1, 2011 (the “Custody Agreement”), is entered into by and between CNI Charter Funds, a Delaware trust (the "Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the parties desire to amend the fees of the Custody Agreement to add the Overdraft and Excess Balance Policy for the CNI California Tax Exempt Money Market Fund; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by written agreement of the parties;

NOW, THEREFORE, the parties agree to amend the Custody Agreement as follows:

Exhibit D shall be superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts effective as of the date and year first written above.

CNI CHARTER FUNDS		U.S. BANK, N.A.

By:	/s/Carolyn Mead	By:	/s/Michael R. McVoy

Printed Name:	Carolyn Mead	Printed Name:	Michael R. McVoy

Title:	Vice President & Secretary	Title:	Vice President

1/01/2012

Amended Exhibit D to the Custody Agreement – CNI Charter Funds

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE at June, 2011

Annual Fee Based Upon Market Value of the Complex

0.60 basis points for the first $ 1 billion of assets
0.50 basis points on the next $2 billion of assets
0.35 basis points on the next $2 billion of assets
0.30 basis points on the next $5 billion of assets
0.25 basis points on the balance

▪	Overdrafts – charged to the account at Prime Interest rate plus 2% (except the CNI California Tax Exempt Money Market Fund – see the following page for the overdraft and balance policy)
▪	Market Value will be based on the average daily market value of the complex based on custodian records.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.  Fees for Global assets will be stated separately.

Fees are billed monthly.

1/01/2012

Amended Exhibit D to the Custody Agreement – CNI Charter Funds

U.S. Bank N.A.  Overdraft and Excess Balance Policy for the CNI California Tax Exempt Money Market Fund

Effective January 1, 2012, the overdraft rate applicable to the CNI California Tax Exempt Money Market Fund is the Prime Rate.

Uninvested balances of the CNI California Tax Exempt Money Market Fund for each calendar month will generate earnings credits that will be used to offset custody fees for the Fund for that month. Earnings credits that are not used within the calendar month in which they are generated will not carry forward and cannot be applied to any other CNI Charter Fund.

Earnings Credit Calculation

1.
Average Monthly Balance (AMB):  The Fund’s AMB for a month is equal to the sum of all of the Fund’s daily uninvested daily cash balances for the calendar month, less 10% reserves, divided by the actual number of days in the calendar month.

2.	The rate applied for the earnings credit is the average of the daily Federal funds rate (quoted as an annual rate) for the calendar month.

3.
The earnings credit for the Fund for a calendar month is calculated by multiplying the Fund’s AMB for the month by the average of the daily Federal funds rate for the month.  This total is then divided by 360 and multiplied by the actual number of days in the month (see below):

Earnings credit for a month =
((AMB X average Federal funds rate for the month) / 360) X number of days in the month

For illustration purposes, if AMB is $10,000,000 and the Federal funds rate for a month with 31 days is 1%, then the calculation of the earnings credit for the month is as follows:

(($10,000,000 X 1%) / 360) X 31    or     $8,611.11

1/01/2012

Amended Exhibit D (continued) –to the Custody Agreement – CNI Charter Funds

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE effective June 1, 2011
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$32	Lebanon	All	20.00	$72
Australia	All	1.00	$15	Lithuania	All	16.00	$40
Austria	All	1.70	$17	Luxembourg	All	3.20	$25
Bahrain	All	40.00	$112	Malaysia	All	2.90	$39
Bangladesh	All	32.00	$120	Mali*	All	32.00	$124
Belgium	All	1.20	$22	Malta	All	17.60	$60
Benin*	All	32.00	$124	Mauritius	All	24.00	$80
Bermuda	All	12.00	$48	Mexico	All	1.50	$10
Botswana	All	20.00	$40	Morocco	All	28.00	$80
Brazil	All	7.20	$17	Namibia	All	24.00	$40
Bulgaria	All	32.00	$64	Netherlands	All	1.50	$12
Burkina Faso*	All	32.00	$124	New Zealand	All	2.00	$26
Canada	All	1.00	$6	Niger*	All	32.00	$124
Cayman Islands*	All	0.80	$8	Nigeria	All	24.00	$40
Channel Islands*	All	1.20	$20	Norway	All	1.50	$22
Chile	All	16.00	$48	Oman	All	40.00	$112
China” A” Shares	All	9.60	$42	Pakistan	All	24.00	$80
China“B” Shares	All	9.60	$42	Peru	All	35.00	$85
Columbia	All	32.00	$80	Philippines	All	3.90	$36
Costa Rica	All	12.00	$48	Poland	All	12.00	$24
Croatia	All	28.00	$52	Portugal	All	4.80	$39
Cyprus*	All	12.00	$45	Qatar	All	36.00	$112
Czech Republic	All	9.60	$24	Romania	All	28.00	$80
Denmark	All	1.50	$24	Russia	Equities/Bonds	30.00	$165
Ecuador	All	28.00	$52	Russia	MINFINs	12.00	$40
Egypt	All	25.60	$64	Senegal*	All	32.00	$124
Estonia	All	5.60	$20	Singapore	All	1.50	$20
Euromarkets(3)	All	1.00	$4	Slovak Republic	All	20.00	$88
Finland	All	2.40	$22	Slovenia	All	20.00	$88
France	All	1.00	$15	South Africa	All	1.50	$8
Germany	All	1.00	$15	South Korea	All	4.80	$10
Ghana	All	20.00	$40	Spain	All	1.00	$15
Greece	All	7.20	$33	Sri Lanka	All	12.00	$48
Guinea Bissau*	All	40.00	$124	Swaziland	All	24.00	$40
Hong Kong	All	2.00	$25	Sweden	All	1.00	$22
Hungary	All	20.00	$60	Switzerland	All	1.00	$24
Iceland	All	12.00	$45	Taiwan	All	12.00	$64
India	All	8.00	$84	Thailand	All	2.90	$22
Indonesia	All	5.80	$68	Togo*	All	32.00	$124
Ireland	All	1.50	$15	Trinidad & Tobago*	All	24.00	$52
Israel	All	9.60	$29	Tunisia	All	32.00	$36
Italy	All	1.50	$24	Turkey	All	9.60	$10
Ivory Coast	All	32.00	$124	UAE	All	36.00	$104
Jamaica*	All	28.00	$40	United Kingdom	All	1.00	$5
Japan	All	1.00	$8	Ukraine	All	19.20	$29
Jordan	All	32.00	$100	Uruguay	All	40.00	$52
Kazakhstan	All	48.00	$120	Venezuela	All	32.00	$100
Kenya	All	24.00	$40	Vietnam*	All	32.00	$104
Latvia	Equities	12.00	$60	Zambia	All	24.00	$40
Latvia	Bonds	20.00	$72

*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Base Fee - A monthly base charge per account (fund) will apply based on the number of foreign securities held.
1-50 foreign securities: $500*
51-100 foreign securities: $1,000
Over 100 foreign securities: $1,500

1/01/2012

Amended Exhibit D (continued) to the Custody Agreement – CNI Charter Funds

* Note:  Trading in the following markets are not allowed at the $500 monthly base fee: Bangladesh, Brazil, Chile, Columbia, Croatia, Czech Republic, Equator, Egypt, Estonia, India, Indonesia, Lebanon, Malaysia, Pakistan, Peru, Poland, Portugal, Qatar, Slovenia, Sri Lanka, Taiwan, Tunisia, Turkey, Ukraine, Zambia, China-Shanghai, China-Shenzhen, Ivory Coast, Jordan, Kazakhstan, Oman, South Korea, United Arab Emirates, and Venezuela.

▪
Euro clear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $50.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

1/01/2012